Exhibit 99.1

Tri-Isthmus Group, Inc. 149 South Barrington Ave., Suite 808 Los Angeles, CA 90049 Phone: 310-260-2501 E-mail: info@tig3.com http://www.tig3.com	Investor Relations Contact: Hawk Associates, Inc. Cale Smith and Julie Marshall Phone: 305-451-1888 E-mail: info@hawkassociates.com http://www.hawkassociates.com
News Release: February 20, 2008
FOR IMMEDIATE RELEASE
TIGroup Reports Q1 Revenue of $4.7M
Company Increases Annual Run Rate Guidance to Greater Than $20 Million
LOS ANGELES – February 20, 2008 — Tri-Isthmus Group, Inc. (TIGroup), (OTC Bulletin Board: TISG), a provider of financial solutions to the healthcare industry, today announced financial results for the first fiscal quarter of FY 2008 ending December 31, 2007.
Revenues for the quarter were $4.7 million, an increase of approximately $4.0 million from $0.7 million reported for the comparable quarter ended January 31, 2007. Results for the quarter reflect revenues from Rural Hospital Acquisition, LLC (RHA), acquired by TIGroup at the end of the first month of the first quarter, and increased revenues from ambulatory surgical center (ASC) operations in San Diego. The net loss for the quarter declined to $415,000 from a net loss of $620,000 for the three months ended January 31, 2007. TIGroup recently changed its fiscal year end to September 30 from January 31.
As of December 31, 2007, the company had cash and equivalents on hand of $1.2 million, an increase of 70% compared to the $0.7 million outstanding at September 30, 2007. Accounts receivables at the end of the first fiscal quarter totaled $6.0 million, an increase of $4.6 million from September 30, 2007, largely due to the RHA acquisition. In addition, TIGroup raised $4.6 million from private accredited investors in January through the placement of Series 5-A preferred stock and warrants. Furthermore, the company anticipates closing on additional equity investment capital during the first calendar quarter of 2008.
TIGroup Chairman and CEO David Hirschhorn said, “This has been a breakout quarter for TIGroup. The acquisition of RHA last October was clearly a transformative event. Our results reflected only two months’ contribution from RHA in the quarter. More importantly, we are just beginning to leverage the RHA platform and expect to be able to make important additions to it by partnering with physician-led healthcare businesses in RHA’s markets.
“We have an opportunity to secure a long-term competitive position in the rural healthcare space and are aggressively pursuing that strategy. We are pleased with top- and bottom-line trends across all of our facilities. Operating units are performing profitably, both in Oklahoma and in San Diego. We think that our strategy of building partnerships with physicians in these markets will enable us to improve profitability at existing units and to extend our reach into new areas for growth.”
Dennis Smith, CFO of TIGroup, said, “We expect our year-on-year growth will continue to be very strong as a result of the RHA acquisition and the operating improvements in San Diego. We also expect to be operating at an annual revenue run-rate exceeding $20 million, our previously issued guidance. With the addition of the RHA platform we have acquired a tool that we can use to build our business. Our pipeline for further acquisitions that can augment our activities in our core markets is very strong.”

The company’s financial statements follow.
About Tri-Isthmus Group, Inc.
Tri-Isthmus Group, Inc. (TIGroup) is a financial solutions provider focused on healthcare services operations designed to deliver quality healthcare outside of traditional urban hospital settings. The company is building a portfolio of interests in ASCs, rural hospitals, surgical hospitals and other centers operating in partnership with physicians. For more information, visit http://www.tig3.com.
A profile for investors can be accessed at http://www.hawkassociates.com/tisgprofile.aspx. For investor relations information, contact Cale Smith or Julie Marshall, Hawk Associates, at 305-451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive free e-mail notification of future releases for TIGroup, sign up at http://www.hawkassociates.com/email.aspx.
Safe-Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.

TRI-ISTHMUS GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share data)

	December 31,
	2007	September 30,
	(Unaudited)	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,244	$733
Accounts receivable, net of allowance for uncollectible accounts	6,027	1,418
Advance to affiliated entity	239	273
Prepaid expenses	182	23
Other current assets	1,183	135

Total current assets	8,875	2,582

Property and equipment, net	6,083	1,163
Goodwill	759	759

Total assets	$15,717	$4,504

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS’ EQUITY

Accounts payable	$886	$678
Accrued expenses	1,826	792
Staff accruals	634	154
Notes payable	6,360	—

Total current liabilities	9,706	1,624

Notes payable	512	—
Commitments and contingencies	—	—

Minority interest	2,384	920

TRI-ISTHMUS GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share data)

	December 31, 2007	September 30, 2007
	(Unaudited)
Non-redeemable Preferred Stock:
Preferred stock Series 1-A ($0.01 par value, 67,600 shares authorized; 67,600 shares issued and outstanding as of December 31 and September 30, 2007)
(Aggregate liquidation value is $169 as of December 31 and September 30, 2007)	166	166

Preferred stock Series 2-A ($0.01 par value, 3,900 shares authorized; 3,900 shares issued and outstanding as of December 31 and September 30, 2007)
(Aggregate liquidation value is $25 as of December 31 and September 30, 2007)	25	25

Total non-redeemable preferred stock	191	191

Redeemable preferred stock:
Preferred stock Series 5-A ($0.01 par value, 9,000 shares authorized; 2,852 and 2,717 shares issued and outstanding as of December 31 and September 30, 2007, respectively)	2,325	2,519
(Aggregate liquidation value is $2,852 and $2,717 as of December 31 and September 30, 2007, respectively)
(Aggregate redemption value is $2,995 and $2,853 as of December 31 and September 30, 2007, respectively)

Preferred stock Series B issued by subsidiary ($0.01 per value, 38,250 shares authorized, 19,990 shares issued and outstanding as of December 31 and September 30, 2007)	2,500	2,500

Total redeemable stock	4,825	5,019

Common stock ($0.01 par value, 100,000,000 shares authorized; 8,229,132 and 3,828,739 shares issued and outstanding as of December 31 and September 30, 2007, respectively)	82	38
Additional paid-in capital	67,075	65,355
Accumulated deficit	(69,006)	(68,591)
Other comprehensive loss	(52)	(52)

Total shareholders’ equity	(1,901)	(3,250)

Total liabilities, preferred stock and shareholders’ equity	$15,717	$4,504

TRI-ISTHMUS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)
(Unaudited)

	Three months ended
	December 31,	January 31,
	2007	2007
Revenue from services	$4,744	$702

Costs and expenses:
Selling, general and administrative expenses	4,891	1,434
Amortization of stock-based compensation	18	57

Total costs and expenses, net	4,609	1,491

Operating loss	(165)	(789)

Interest income	23	1
Interest expense	(193)	—

Minority interest	(80)	168

Net loss from operations before taxation	$(415)	$(620)

Taxation	—	—

Net loss	(415)	(620)

Net loss available to common shareholders	$(415)	$(620)

Net loss per common share:
Basic	(0.08)	(0.17)

Diluted	N/A	N/A

TRI-ISTHMUS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three months ended,
	December 31,	January 31,
	2007	2007
Cash flows from operating activities:
Net loss	$(415)	$(620)
Adjustments to reconcile net loss to net cash used in operating activities:
Minority interest	80	(168)
Depreciation and amortization	65	29
Amortization of stock based compensation	18	57
Amortization of debt discount	93	—
Bad debt provision	166	—
Changes in working capital components:
Accounts receivable	(1,184)	101
Accounts payable	(189)	15
Others	(72)	316

Net cash used in operating activities	(1,436)	(270)

Cash flows from investing activities:
Purchase of property and equipment	(6)	—
Acquisition of subsidiaries, net of cash acquired	283	163
Repayment of advance	33	—

Net cash provided by investing activities	310	163

Cash flows from financing activities:
Issuance of promissory Notes	1,650	—
Repayment of notes	(11)	—

Net cash provided by financing activities	1,639	—

Effect of exchange rates on cash	—	3

Net increase/(decrease) in cash and cash equivalents	511	(104)
Cash and cash equivalents at beginning of period	733	390

Cash and cash equivalents at end of period	$1,244	$286

Cash paid for interest	$97	$—